UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 5, 2010

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2010 we made annual grants of time-based stock appreciation rights (“SARs”) and time-based restricted stock units (“RSUs”) with respect to our common stock to certain executive officers, including certain of our named executive officers.  The base price of the SARs is $5.18 per share, which is equal to the closing price of our common stock on April 5, 2010.

The SARs awards granted were as follows: Jay Levitt, 50,234 SARs; Eric Specter, 54,556 SARs; Brian Woolf, 66,936 SARs; and Colin D. Stern 40,452 SARs.  The SARs granted will vest in four equal installments as to 25% of the SARs granted beginning on the first, second, third and fourth anniversaries of the grant date, subject only to the executive’s continued employment with us.  Vesting of the SAR awards may be accelerated in full or in part under certain circumstances more fully described in the Form of Stock Appreciation Rights Agreement, which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

The RSUs granted were as follows: Jay Levitt, 17,331 RSUs; Eric Specter, 18,822 RSUs; Brian Woolf, 23,094 RSUs; and Colin D. Stern 13,956 RSUs.  The RSUs granted will vest in four equal installments beginning on the first, second, third and fourth anniversaries of the grant date, subject only to the executive’s continued employment with us.  Vesting of the RSU awards may be accelerated in full or in part under certain circumstances more fully described in the Form of Restricted Stock Units Agreement, which is included as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

10.1	Form of Time-Based Stock Appreciation Rights Agreement for Executive Officers.

10.2	Form of Time-Based Restricted Stock Units Agreement for Executive Officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: April 8, 2010	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Time-Based Stock Appreciation Rights Agreement for Executive Officers.

10.2	Form of Time-Based Restricted Stock Units Agreement for Executive Officers.

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